Exhibit 10.3
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENTS
     THIS SECOND AMENDMENT, dated as of May 27, 2004 (this “Amendment”) to those certain separate Note Purchase Agreements, each dated as of August 23, 2000 (as amended by that certain First Amendment to Note Purchase Agreements, dated as of November 30, 2001, and as in effect immediately prior to the effectiveness of this Amendment, collectively, the “Existing Note Purchase Agreement”), among The J. M. Smucker Company, an Ohio corporation (the “Company”), and the purchasers signatory thereto (together with their successors, transferees and assigns, collectively, the “Noteholders”) pursuant to which the Company issued to the Noteholders its (i) 7.70% Series A Senior Notes due September 1, 2005 in the aggregate principal amount of $17,000,000, (ii) 7.87% Series B Senior Notes due September 1, 2007 in the aggregate principal amount of $33,000,000, and (iii) 7.94% Series C Senior Notes due September 1, 2010 in the aggregate principal amount of $10,000,000 (collectively, the “Notes”).
RECITALS:
     A. The Noteholders are the holders of all of the outstanding Notes.
     B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Note Purchase Agreement unless herein defined or the context shall otherwise require.
     C. The Company and the Noteholders now desire to amend the Existing Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a legal, valid and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
1. AMENDMENTS.
     1.1. Amendment to Section 7.1(a); Quarterly Statements.
     Section 7.1(a) of the Existing Note Purchase Agreement is hereby amended by inserting in the first line thereof the phrase “(or within 10 days after such earlier date as the Company’s quarterly report is required to be filed with the U.S. Securities and Exchange Commission under the Exchange Act, with written notice of such earlier filing to be delivered to each holder of Notes simultaneously with such filing)” immediately following the phrase “within 90 days.”
     1.2. Amendment to Section 7.1(b); Annual Statements.
     Section 7.1(b) of the Existing Note Purchase Agreement is hereby amended by inserting in the first line thereof the phrase “(or within 10 days after such earlier date as the Company’s annual report is required to be filed with the U.S. Securities and Exchange Commission under the Exchange Act, with written notice of such earlier filing to be delivered to each holder of Notes simultaneously with such filing)” immediately following the phrase “within 120 days.”
     1.3. Amendment to Section 7.1; Bank Credit Agreement.
     Section 7.1 of the Existing Note Purchase Agreement is hereby amended by (i) deleting the phrase “and” at the end of Section 7.1(e)(iii) thereof, (ii) inserting new clauses (f) and (g) immediately following Section 7.1(e)(iii) to read in their entirety as follows:
     “(f) Bank Credit Agreement — promptly, and in any event within five Business Days of the execution thereof, a copy of the Bank Credit Agreement, certificated as true and correct by a Responsible Officer;”
     “(g) Acquisition — promptly, and in any event within five Business Days of the consummation of the Acquisition, evidence that International Multifoods Corporation has been merged with and into MIX and all of the property, real, personal and mixed, of International Multifoods Corporation shall be vested in MIX; and”
and (iii) deleting in its entirety the existing Section 7.1(f) (“Requested Information”) and inserting in its place the following:
     “(h) Requested Information — with reasonable promptness and to the extent not prohibited by applicable law, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations under the Financing Documents to which it is a party, as from time to time may be reasonably requested by any such holder of Notes.”
     1.4. Amendment to Section 9; Financial Covenant Standards.
     Section 9 of the Existing Note Purchase Agreement is hereby amended by inserting a new Section 9.7 at the end thereof, to read in its entirety as follows:
     “9.7 Financial Covenant Standards.
     If at any time and from time to time after the Second Amendment Effective Date, the Company enters into the Bank Credit Agreement or any modification thereof, and the Bank Credit Agreement or such modification contains one or more Financial Covenants that are either not contained in this Agreement or are contained in this Agreement but are more favorable to the lender or lenders under the Bank Credit Agreement than are the terms of this Agreement to the holders of the Notes, this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically (effective simultaneously with the effectiveness of the Bank Credit Agreement or such modification) to include each such additional or more favorable Financial Covenant, unless the Required Holders provide written notice to the Company to the contrary within 30 days after having received written notice from the Company of the effectiveness of such additional or more favorable Financial Covenant (in which event such Financial Covenant shall be deemed not to have been included in this Agreement at any time). No modification or amendment of the Bank Credit Agreement that results in any Financial Covenant becoming less restrictive on the Company shall be effective as a modification, amendment or waiver under this Agreement. The Company further covenants promptly to execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders to reflect such additional or more favorable Financial Covenant, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such additional or more favorable Financial Covenant as provided for in this Section 9.7. The provisions of this Section 9.7 shall apply successively to each change in a Financial Covenant contained in the Bank Credit Agreement.
     “Financial Covenant” means any covenant or equivalent provision (including, without limitation, any default or event of default provision and definitions of defined terms used therein) requiring the Company:
     (a) to maintain any level of financial performance (including, without limitation, a specified level of net worth, total assets, cash flow or net income),
     (b) not to exceed any maximum level of indebtedness,
     (c) to maintain any relationship of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth), or
     (d) to maintain any measure of its ability to service its indebtedness (including, without limitation, falling below any specified ratio of revenues, cash flow or net income to interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).”
     1.5. Amendment to Section 10.2; Merger Consolidation, etc.
     Section 10.2 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 10.2 is hereby inserted in its place, to read as follows:
     “10.2 Merger, Consolidation, etc.
     The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or such Subsidiary Guarantor, as the case may be, as an entirety (the “Survivor”), as the case may be, shall be a solvent corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, and, if the Company or such Subsidiary Guarantor is not the Survivor, the Survivor shall have expressly assumed in writing the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes according to their tenor and the due and punctual performance and observance of each covenant and condition of such Obligor under the applicable Financing Documents, pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders;
     (b) to the extent the Company is not the Survivor of such transaction, each Subsidiary Guarantor shall have executed and delivered to each holder of Notes its reaffirmation of its obligations under its Guaranty Agreement in form and substance reasonably satisfactory to the Required Holders; and
     (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
     No such conveyance, transfer or lease of all or substantially all of the assets of either the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or any Subsidiary Guarantor, as applicable, or any Survivor that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the applicable Financing Documents.”
     1.6. Amendment to Section 11(d); Events of Default.
     Section 11(d) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 11(d) is hereby inserted in its place, to read as follows:
     “(d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 11(a)), Section 11(b) or Section 11(c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or”
     1.7. Amendment to Section 11(e); Events of Default.
     Section 11(e) of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 11(e) is hereby inserted in its place, to read as follows:
     “(e) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of such Obligor in any Financing Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or”

     1.8. Amendment to Section 11; Events of Default.
     Section 11 of the Existing Note Purchase Agreement is hereby amended by (i) deleting the period at the end of Section 11(j) and inserting in its place the phrase “; or”, and (ii) inserting a new paragraph (k) and a new paragraph (l) at the end of such Section 11, each to read in its entirety as follows:
     “(k) any Subsidiary Guarantor fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in its respective Guaranty Agreement; or
     (l) any Guaranty Agreement is not or ceases to be effective against the applicable Subsidiary Guarantor or is alleged by the Company or any Subsidiary Guarantor to be ineffective against a Subsidiary Guarantor for any reason other than in the event that the applicable Subsidiary Guarantor is merged with and into the Company.”
     1.9. Amendment to Section 12; Remedies on Default, etc.
     Section 12 of the Existing Note Purchase Agreement is hereby amended by inserting a new Section 12.5 at the end thereof, to read in its entirety as follows:
     “12.5 Notice of Acceleration or Rescission.
     Whenever any Note shall be declared immediately due and payable pursuant to Section 12.1 or any such declaration shall be rescinded or annulled pursuant to Section 12.3, the Obligors shall forthwith give written notice thereof to the holders of each Note at the time outstanding.”
     1.10. Amendment to Section 15.1; Transaction Expenses.
     Section 15.1 of the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new Section 15.1 is hereby inserted in its place, to read as follows:
     “15.1 Transaction Expenses.
     Whether or not the transactions contemplated hereby are consummated, the Company will pay all out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Guaranty Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Guaranty Agreement as against any Obligor or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Guaranty Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).”
     1.11. Amendment to Section 17.2(b); Payment.
     Section 17.2(b) of the Existing Note Purchase Agreement is hereby amended by (i) inserting the phrase “or issue any guaranty” immediately following the phrase “or grant any security” in the third line thereof, and (ii) inserting the phrase “or guaranty” immediately following the phrase “or security” in the fifth line thereof.
     1.12. Amendment to 20; Confidential Information.
     Section 20(d)(viii)(D) of the Existing Note Purchase Agreement is hereby amended by inserting the phrase “, any Guaranty Agreement” immediately preceding the phrase “and this Agreement” in the last line thereof.
     1.13. Amendments to Schedule B; Defined Terms.
     Schedule B to the Existing Note Purchase Agreement is hereby amended by inserting the following new definitions into such Schedule, each in their proper alphabetical order, to read as follows:
     (a) “Acquisition” means the acquisition by the Company of International Multifoods Corporation pursuant to the Agreement and Plan of Merger, dated March 7, 2004, by and among the Company, MIX and International Multifoods Corporation.
     (b) “Agreement” is defined in Section 17.3.
     (c) “Bank Credit Agreement” means that certain unsecured revolving credit facility by and among the Company, Key Bank National Association, as Agent, and the lenders named therein, to be entered into on or about June 17, 2004, as such agreement may be amended or restated from time to time.
     (d) “Financing Documents” means this Agreement, the Notes and any Guaranty Agreement, as each may be amended, restated or otherwise modified from time to time, and all other documents to be executed and/or delivered in favor of any holders of Notes, or all of them, by the Company, any of its Subsidiaries, or any other Person in connection with this Agreement.
     (e) “Guaranty Agreement” means, collectively, (a) that certain guaranty agreement, executed and delivered by MIX in favor of the holders of Notes on the Second Amendment Effective Date, in form and substance satisfactory to the Required Holders, and (b) any Guaranty executed and delivered in favor of the holders of Notes in form and substance satisfactory to the Required Holders.

     (f) “MIX” means MIX Acquisition Corporation, a Delaware corporation and Wholly-Owned Subsidiary of the Company.
     (g) “1999 Note Agreement” means, collectively, those certain Note Purchase Agreements, each dated as of June 16, 1999, among the Company and each of the Persons listed on Schedule A thereto.
     (h) “Obligor(s)” means, collectively, the Company and each Subsidiary Guarantor.
     (i) “Second Amendment” means that certain Second Amendment to Note Purchase Agreement, dated as of the Second Amendment Effective Date, among the Company and each of the holders of Notes signatory thereto, amending certain provisions of this Agreement.
     (j) “Second Amendment Effective Date” means the date upon which the Second Amendment is executed and delivered by the Company and the holders of Notes and becomes effective pursuant to the terms thereof.
     (k) “Subsidiary Guarantor” means, collectively, MIX and any Subsidiary that has executed and delivered to the holders of Notes a Guaranty Agreement together with an opinion of counsel to such Subsidiary in form and substance satisfactory to the Required Holders, evidence of proper corporate authorization and such other documents and instruments as may be reasonably requested by the Required Holders.
     (l) “2004 Note Agreement” means that certain Note Purchase Agreement, dated as of May 27, 2004, among the Company and each of the Persons listed on Schedule A thereto.
     1.14. Amendment to Schedule B; Change in Control Definition.
     The definition of “Change in Control” set forth in Schedule B to the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new definition is hereby inserted in its place, to read as follows:
     ““Change in Control” means any of:
(a) (i) the failure of the Smucker Family to hold, in the aggregate, not less than the greater of (A) 7.5% of the Special Voting Power of all classes of Voting Stock of the Company and (B) not less than the amount of the Special Voting Power of all classes of the Voting Stock of the Company possessed by the Largest Other Shareholder, or
     (ii) the failure of the Smucker Family to hold, in the aggregate, not less than the greater of (A) 5% of the Ordinary Voting Power of all classes of the Voting Stock of the Company and (B) not less than the amount of Ordinary Voting Power of all classes of the Voting Stock of the Company possessed by the Largest Other Shareholder; or

     (b) all or substantially all of the assets of the Company are sold or otherwise transferred, in a single transaction or a series of related transactions, to any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Second Amendment Effective Date); or
     (c) if, for any reason whatsoever, either Timothy P. Smucker or Richard K. Smucker (or both) shall fail to serve on the board of directors of the Company at any time; provided, that if either Timothy P. Smucker or Richard K. Smucker (but not both) shall fail to serve on the board of directors of the Company at any time, then with respect to this clause (c) only, it shall not be deemed to constitute a Change of Control if such individual is replaced as a director of the Company within one hundred twenty (120) days of such event by an individual reasonably satisfactory to the Required Holders.”
     1.15. Amendment to Schedule B; Material Adverse Effect.
     The definition of “Material Adverse Effect” set forth in Schedule B to the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new definition is hereby inserted in its place, to read as follows:
     ““Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its respective Guaranty Agreement or (d) the validity or enforceability of this Agreement, the Notes or any Guaranty Agreement.”
     1.16. Amendment to Schedule B; Priority Debt Definition.
     The definition of “Priority Debt” set forth in Schedule B to the Existing Note Purchase Agreement is hereby deleted in its entirety, and a new definition is hereby inserted in its place, to read as follows:
     ““Priority Debt” means the sum of (a) all Debt of the Company secured by Liens permitted by Section 10.7(g), (b) all Debt of Subsidiaries (other than (x) Debt held by the Company or a Wholly-Owned Subsidiary or (y) Debt of MIX under the Guaranty Agreement executed and delivered by MIX in favor of the holders of Notes on the Second Amendment Effective Date and any Guaranty by a Subsidiary Guarantor of the Debt evidenced by (1) this Agreement, (2) the Bank Credit Agreement, so long as such Debt is subject to an intercreditor agreement in form and substance satisfactory to the Required Holders, and so long as the holders of Notes have the benefit of such intercreditor agreement with respect to such Debt, (3) the 1999 Note Agreement, and (4) the 2004 Note Agreement) and (c) Consolidated Attributable Debt.”

     1.17. Amendment to Schedule B; Significant Subsidiary Definition.
     The definition of “Significant Subsidiary” set forth in Schedule B to the Existing Note Purchase Agreement is hereby amended by deleting the period at the end of such definition, and inserting in its place the phrase “; provided that each Subsidiary Guarantor shall at all times be deemed a Significant Subsidiary.”
     1.18. Amendment to Schedule B; Smucker Family Definition.
     The definition of “Smucker Family” set forth in Schedule B to the Existing Note Purchase Agreement is hereby amended by deleting the reference to “Lorraine E. Smucker,” in the first line thereof.
2. NO OTHER MODIFICATIONS; CONFIRMATION.
     All the provisions of the Notes, and, except as expressly amended, modified and supplemented hereby, all the provisions of the Existing Note Purchase Agreement, are and shall remain in full force and effect. As of the Effective Date (defined below), all references in the Notes to the “Note Purchase Agreements” shall be references to the Existing Note Purchase Agreement, as modified by this Amendment and as hereafter amended, modified or supplemented in accordance with its terms.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive such execution and delivery), the Company represents and warrants to the Noteholders that:
     (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio;
     (b) the Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;
     (c) this Amendment and the Guaranty Agreement have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor, respectively, and this Amendment and the Guaranty Agreement each constitutes a legal, valid and binding obligation, contract and agreement of the Company and the Subsidiary Guarantor, respectively, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
     (d) the Existing Note Purchase Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

     (e) the execution, delivery and performance by each of the Company and the Subsidiary Guarantor of this Amendment and the Guaranty Agreement, respectively, (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency or registration, filing or declaration with, any Governmental Authority, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this paragraph (e);
     (f) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing;
     (g) neither the Company nor any Subsidiary (a) is or will become a blocked Person described by section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (31 CFR Part 595 et seq.) or (b) to the knowledge of the Company, engages or will engage in any dealings or transactions, or is otherwise associated, with any such Person; and
     (h) neither the Company nor any Subsidiary is in violation of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.
4. EFFECTIVENESS.
     This Amendment shall become effective only upon the date of the satisfaction in full of the following conditions precedent (which date shall be the “Effective Date”).
     4.1. Execution and Delivery of this Amendment.
     The Company shall have delivered to each Noteholder a counterpart hereof, duly executed and delivered by the Company and each of the Noteholders.
     4.2. Representations and Warranties.
     The representations and warranties of the Company made in Section 3 of this Amendment and of the Subsidiary Guarantor in the Guaranty Agreement shall remain true and correct in all respects as of the Effective Date.
     4.3. No Injunction, Etc.
     No injunction, writ, restraining order or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority.

     4.4. Guaranty Agreement.
     MIX Acquisition Corporation, a Delaware corporation and Wholly-Owned Subsidiary of the Company (the “Subsidiary Guarantor”), shall have executed and delivered to each Noteholder a guaranty agreement (as may be amended, restated or modified from time to time, the “Guaranty Agreement”) in respect of the obligations evidenced by the Existing Note Purchase Agreement and the Notes, in form and substance satisfactory to each Noteholder.
     4.5. Subsidiary Guarantor Secretary’s Certificate.
     The Subsidiary Guarantor shall have delivered to each Noteholder a certificate of an officer of the Subsidiary Guarantor certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery by the Subsidiary Guarantor of the Guaranty Agreement.
     4.6. Opinion of Counsel.
     Each Noteholder shall have received a legal opinion in form and substance satisfactory to it, dated the Effective Date, from M. Ann Harlan, counsel for the Company and the Subsidiary Guarantor, with respect to the due authorization and enforceability of each of this Amendment and the Guaranty Agreement.
     4.7. Amendment to 1999 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Second Amendment to Note Purchase Agreement, dated as of May 27, 2004, by and among the Company and each of the Persons signatory thereto with respect to those certain separate Note Purchase Agreements, each dated as of June 16, 1999, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
     4.8. 2004 Note Purchase Agreement.
     The Company shall have delivered to the Noteholders a fully executed copy of that certain Note Purchase Agreement, dated as of May 27, 2004, by and among the Company and each of the Persons listed on Schedule A thereto, pursuant to which the Company has issued to such Persons its 4.78% Senior Notes due May 27, 2014 in the aggregate principal amount of $100,000,000, together with each of the other instruments and agreements executed and/or delivered in connection therewith, each certified as true and correct by a Responsible Officer.
     4.9. Payment of Special Counsel Fees.
     The Company shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

5. MISCELLANEOUS.
     5.1. This Amendment constitutes a contract between the Company and the Noteholders for the uses and purposes hereinabove set forth, and may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
     5.2. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the promises and agreements contained in this Amendment by or on behalf of the Company and the Noteholders shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.
     5.3. This Amendment constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     5.4. This Amendment shall be governed by and construed in accordance with the internal laws of the state of New York.
     5.5. This Amendment shall become effective in accordance with the provisions of Section 4 of this Amendment.
[Remainder of page intentionally left blank. Next page is signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused the execution of this Amendment by duly authorized officers of each as of the date hereof.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya

Name:	Mark R. Belgya
Title:	Vice President and Treasurer
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

Accepted and Agreed to:

THE TRAVELERS INSURANCE COMPANY

By:	/s/ Denise T. Duffee
Name:	Denise T. Duffee
Title:	Investment Officer

THE TRAVELERS LIFE AND ANNUITY COMPANY

By:	/s/ Denise T. Duffee
Name:	Denise T. Duffee
Title:	Investment Officer
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

PREMIER INSURANCE COMPANY OF MASSACHUSETTS

By:	/s/ David D. Rowland
Name:	David D. Rowland
Title:	Vice President, Fixed Income Investments

FIRST TRENTON INDEMNITY COMPANY

By:	/s/ David D. Rowland
Name:	David D. Rowland
Title:	Vice President, Fixed Income Investments
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:	/s/ Debra J. Height
Name:	Debra J. Height
Title:	Managing Director
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

MINNESOTA LIFE INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

By:	/s/ Christopher R. Sebald
Name:	Christopher R. Sebald
Title:	Senior Vice President

EQUITRUST LIFE INSURANCE COMPANY
(formerly held by NATIONAL TRAVELERS LIFE COMPANY)

By:	Advantus Capital Management, Inc.

By:	/s/ Christopher R. Sebald
Name:	Christopher R. Sebald
Title:	Senior Vice President

AMERICAN REPUBLIC INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

By:	/s/ Christopher R. Sebald
Name:	Christopher R. Sebald
Title:	Senior Vice President
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

HARTFORD LIFE INSURANCE COMPANY

By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact

By:	/s/ Ronald A. Mendel
Name:	Ronald A. Mendel
Title:	Managing Director
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

NATIONWIDE MUTUAL FIRE INSURANCE COMPANY

By:	/s/ Joseph P. Young
Name:	Joseph P. Young
Title:	Authorized Signatory
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]

MODERN WOODMEN OF AMERICA

By:	/s/ Nick S. Coin
Name:	Nick S. Coin
Title:	Treasurer and Investment Manager
[Signature Page to Second Amendment to Note Purchase Agreements (2000)]